Exhibit 99.1

Sight Sciences Announces the Closing of up to $65 Million Senior Secured Credit Facility with Hercules Capital

Refinancing replaces prior senior credit facility

MENLO PARK, Calif. - January 23, 2024 - (GLOBE NEWSWIRE) — Sight Sciences, Inc. (Nasdaq: SGHT) (“Sight Sciences”), an eyecare technology company focused on developing and commercializing innovative technology intended to transform care and improve patients’ lives, today announced the closing of an up to $65 million senior secured credit facility with Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”), a leader in customized debt financing for companies in life sciences and technology-related markets. The transaction included the immediate draw of $35 million, the net proceeds of which the Company used to pay off the principal amount of the Company’s indebtedness to its previous secured lender.

“This new facility further strengthens our balance sheet and enhances our ability to execute our strategic plan,” said Ali Bauerlein, Chief Financial Officer of Sight Sciences. “We are excited to partner with the Hercules team and are pleased to extend our cash runway and expand financial flexibility through the support and confidence of a leading growth medtech lender like Hercules. We feel Hercules is an ideal partner for us moving forward as we scale our business over the coming years.”

“This capital commitment from Hercules aims to help Sight Sciences deliver on its important mission to transform the treatment of eye diseases by treating the underlying causes,” said Lake McGuire, Managing Director at Hercules Capital. “We are proud to partner with the Sight Sciences team and provide them with improved financial flexibility.”

Key Credit Facility Terms:

•	$35 million funded at loan closing, with up to an additional $30 million potentially available (subject to certain conditions as described in the credit agreements

•	54-month maturity, with interest-only period of 30 months, which can be extended to 36 months subject to achievement of certain performance milestones

The credit facility is secured by substantially all of the Company’s assets. Additional details regarding the Company’s debt refinancing will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K available at investors.sightsciences.com.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative solutions to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional, outdated approaches. The Company’s OMNI® Surgical System is a MIGS technology indicated to reduce intraocular pressure in adult patients with primary open-angle glaucoma (“POAG”), the world’s leading cause of irreversible blindness. The Company’s TearCare® System technology is 510(k) cleared for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland dysfunction (“MGD”) when used in conjunction with manual expression of the meibomian glands, enabling office-based clearance of gland obstructions by physicians to address the leading cause of dry eye disease. The Company’s SION® Surgical Instrument is a manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork.

For more information, visit www.sightsciences.com.

OMNI, SION, and TearCare are registered trademarks of Sight Sciences, Inc.

© 2024 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements herein include, without limitation, statements concerning the terms of the new secured credit facility with Hercules including the amount of available borrowings, and the Company’s ability to expand its financial flexibility through the utilization of the credit facility with Hercules. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although management believes these forward-looking statements are based upon reasonable assumptions at the time they are made, management cannot guarantee their accuracy or completeness. Forward-looking statements are subject to and involve risks, uncertainties and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements predicted, assumed or implied by such forward-looking statements. Some of the risks and uncertainties that may cause actual results to materially differ from those expressed or implied by these forward-looking statements are discussed under the caption “Risk Factors” in the Company’s filings with the SEC, as may be updated from time to time in subsequent filings. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. Sight Sciences undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media contact:

pr@SightSciences.com

Investor contact:

Philip Taylor

Gilmartin Group

415.937.5406

Investor.Relations@Sightsciences.com